EXHIBIT  23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 10-K of South American Gold Corp. (An Exploration Stage Company) for the year ended June 30, 2013, of our report dated October 10, 2012 relating to the financial statements for the years ended June 30, 2012 and 2011, and for the period from May 25, 2005 (date of inception) to June 30, 2012, listed in the accompanying index.

/s/ Madsen & Associates CPA’s, Inc. Madsen & Associates CPA’s, Inc. Murray, Utah October 14, 2013